                                                                      Exhibit 3

                             THIRD AMENDMENT AND CONSENT

      THIRD AMENDMENT AND CONSENT (this "Amendment"), dated as of January 30, 1998, among REFRACO INC., a Delaware corporation (the "Borrower"), the lenders party to the Term Loan Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Term Loan Agreement.

                                W I T N E S S E T H :

      WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Term Loan Agreement, dated as of April 15, 1997 (as amended, modified or supplemented to but not including the date hereof, the "Term Loan Agreement");

      WHEREAS, the Borrower wishes to consummate a transaction (such transaction, as described in that certain Confidential Information Memorandum, dated January 1998 and previously distributed to the Banks, and consummated as described below, the "Acquisition") whereby it will (i) acquire all of the issued and outstanding capital stock of American Premier Holdings, Inc. ("APHI") by way of the merger of APHI with and into the Borrower, with the Borrower being the surviving entity of such merger, pursuant to, and in accordance with, that certain Agreement and Plan of Merger, dated as of January 13, 1998, among Alpine, the Borrower, APHI, Minerals Trading, Inc., Ralph Feuerring, Charles Gehret, John Gehret and Stanley Weiss and (ii) concurrently with the consummation of the Acquisition, American Premier Inc., a Delaware corporation and a Wholly-Owned Subsidiary of APHI, will merge with and into Adience; and

      WHEREAS, in connection with the Acquisition, (i) the Borrower has requested the Banks to grant, and the Banks have agreed (subject to the terms and conditions hereof) to grant, the consent provided herein and (ii) the parties hereto wish to further amend the Term Loan Agreement as provided herein;

      NOW, THEREFORE, it is agreed:

      1. Notwithstanding anything to the contrary contained in the Term Loan Agreement, including, without limitation, Sections 7.03 and 7.10(iv) of the Term Loan Agreement, the undersigned Banks hereby consent to the consummation of the Acquisition by the Borrower.

      2. Section 7.08 of the Term Loan Agreement is hereby deleted in its entirety and the following new Section 7.08 is inserted in lieu thereof:

      "7.08 Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:


       Period                                          Ratio
     ---------                                        --------
Beginning February 1, 1998
  and ending January 31, 1999                          6.25:1

Beginning February 1, 1999
  and ending April 30, 1999                            6.00:1

Beginning May 1, 1999
  and ending July 31, 1999                             5.75:1

Beginning August 1, 1999
  and ending October 31, 1999                          5.65:1

Beginning November 1, 1999
  and ending January 31, 2000                          5.50:1

Beginning February 1, 2000
  and ending October 31, 2000                          5.25:1

Beginning November 1, 2000
  and ending January 31, 2001                          5.15:1

Thereafter                                             5.00:1



      3. The definition of "Adience Credit Agreement" appearing in Section 9 of the Term Loan Agreement is hereby amended by deleting the reference to the date "April 14, 1997" appearing therein and inserting the date "April 15, 1997" in lieu thereof.

      4. The definition of Consolidated EBITDA appearing in Section 9 of the Term Loan Agreement is hereby amended by inserting the following sentence at the end thereof:

         "In addition and without limitation to the foregoing, for the purposes of compliance with Sections 7.03 and 7.08, Consolidated EBITDA for the fiscal quarter of the Borrower ending April, 1997 shall be increased by $4,250,000."

      5. The definition of "Consolidated Fixed Charge Coverage Ratio" appearing in Section 9 of the Term Loan Agreement is hereby amended by inserting the following two sentences at the end thereof:

         "In addition and without limitation to the foregoing, for the purposes of compliance with Section 7.03, Consolidated EBITDA for each fiscal quarter of the Borrower ending on or prior to October, 2000 shall be increased by the amount set forth on Schedule I attached hereto opposite such quarter. Notwithstanding anything to the contrary contained elsewhere in this Agreement, to the extent Consolidated Interest Expense is being determined for any Test Period which begins prior to the Third Amendment Effective Date, then Consolidated Interest Expense (x) for the fiscal quarter of the Borrower ended in July, 1997 shall be deemed to be $6,960,500, (y) for the fiscal quarter of the Borrower ended in October, 1997, shall be deemed to be $6,960,500 and (z) for the fiscal quarter of the Borrower ended January, 1998, shall be deemed to be $6,960,500.

      6. The definition of "Leverage Ratio" appearing in Section 9 of the Term Loan Agreement is hereby amended by deleting said definition in its entirety and inserting the following new definition of "Leverage Ratio" in lieu thereof:

      "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the then most recently ended Test Period; provided that in calculating the Leverage Ratio (x) to the extent any Asset Acquisition or Asset Sale has occurred during the relevant Test Period or thereafter but on or prior to the date of the respective determination of the Leverage Ratio, Consolidated EBITDA shall be determined for the respective Test Period on a pro forma basis (as provided in the definition of Consolidated Fixed Charge Coverage Ratio in calculating the denominator thereof) to give effect to all such Asset Acquisitions and/or Asset Sales occurring after the first day of the respective Test Period and
(y) for the purposes of compliance with Section 7.08, Consolidated EBITDA for each fiscal quarter of Holdings ending on or prior to October 31, 2000 shall be increased by the amount set forth on Schedule I attached hereto opposite such fiscal quarter.

      7. Clause (ii) of the definition of "Permitted Indebtedness" appearing in Section 9 of the Term Loan Agreement is hereby amended by deleting the reference to the amount "$80,000,000" appearing therein and inserting the amount "$210,000,000" in lieu thereof.

      8. The definition of "Permitted Indebtedness" appearing in Section 9 of the Term Loan Agreement is hereby further amended by (i) deleting the word "and" appearing at the end of clause (xv) thereof, (ii) deleting the period appearing at the end of clause (xvi) thereof and inserting the text "; " in lieu thereof and (iii) inserting the following new clauses (xvii) through
(xix) immediately following existing clause (xvi):

         "(xvii) Indebtedness of Canadian Subsidiaries of Adience the proceeds of which Indebtedness are to be used for such Canadian Subsidiaries' working capital purposes, provided that the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $6,000,000 (the "Canadian Subsidiary Working Capital Indebtedness"), and provided further, that all terms and conditions of such Indebtedness shall be reasonably satisfactory to the Administrative Agent and the Required Banks;

         (xviii) Indebtedness incurred pursuant to the $2.8M Deferred Interest Bond; and

         (xix) Indebtedness incurred pursuant to the AMI Promissory Notes."

      9. The definition of "Permitted Liens" appearing in Section 9 of the Term Loan Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (xix) thereof, (ii) deleting the period appearing at the end of clause (xx) thereof and inserting the text "; and" in lieu thereof and (iii) inserting the following new clause (xxi) immediately following existing clause (xx):

         "(xxi) Liens placed upon any of the assets of a Canadian Subsidiary of Adience to secure any Canadian Subsidiary Working Capital Indebtedness permitted to be incurred by such Canadian Subsidiary under clause (xvii) of the definition of Permitted Indebtedness."

      10. Section 9 of the Term Loan Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

         "AMI Promissory Notes" shall mean (i) the $190,000 Promissory Note Due 1995, dated December 11, 1991, made by American Premier, Inc. in favor of Ferro Standard Corporation and (ii) the $1,000,000 Promissory Note Due 1995, dated December 11, 1991, made by American Premier, Inc. in favor of Ferro Metal and Chemical, Inc.

         "Canadian Subsidiary Working Capital Indebtedness" shall have the meaning provided in clause (xvii) of the definition of Permitted Indebtedness.

         "$2.8M Deferred Interest Bond" shall mean the $2,470,000 Deferred Interest Bond Due 2003, dated May 31, 1996, made by American Premier Holdings, Inc. to Ralph R. Feuerring.

      11. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists on the Third Amendment Effective Date (as defined below), both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Term Loan Agreement and the other Credit Documents shall be true and correct in all material respects as of the Third Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

      12. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Term Loan Agreement or any other Credit Document.

      13. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

      14. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      15. This Amendment shall become effective on the date (the "Third Amendment Effective Date") when the Borrower, the Administrative Agent and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office; provided, however, that if for any reason after the Third Amendment Effective Date the Acquisition is not consummated, this Amendment shall retroactively cease to have any force or effect.

      16. From and after the Third Amendment Effective Date, all references in the Term Loan Agreement and each of the other Credit Documents to the Term Loan Agreement shall be deemed to be references to the Term Loan Agreement as amended hereby.

                                     *    *    *

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                                   REFRACO INC.
                                   By /s/ Stewart H. Wahrsager
                                      -------------------------------
                                   Title:  Vice President, General Counsel
                                              and Secretary

                                   BANKERS TRUST COMPANY,
                                   Individually and as Administrative Agent
                                   By /s/ Gina S. Thompson
                                      -------------------------------
                                   Title:  Vice President

                                   CYPRESSTREE INVESTMENT
                                   MANAGEMENT COMPANY, INC.
                                   As: Attorney-in-Fact and on behalf of First
                                         Allmerica Life Insurance Company
                                   By /s/ Phillip C. Robbins
                                     --------------------------------
                                   Title: Vice President

                                   DEBT STRATEGIES, FUND., INC.
                                   By /s/ Anthony R. Clemente
                                      -------------------------------
                                   Title: Authorized Signatory

                                   EQUITABLE LIFE ASSURANCE SOCIETY
                                   OF THE UNITED STATES
                                   By
                                       ------------------------------
                                   Title:


                                   EQUITABLE LIFE ASSURANCE SOCIETY
                                   OF THE UNITED STATES
                                   By
                                       -------------------------------
                                   Title:

                                   KZH-ING-1 CORPORATION
                                   By /s/ Virginia Conway
                                      --------------------------------
                                   Title: Authorized Agent

                                   MERRILL LYNCH DEBT
                                   STRATEGIES PORTFOLIO
                                   By:  Merrill Lynch Asset Management, L.P.,
                                        as Investment Advisor
                                   By /s/Anthony R. Clemente
                                      ---------------------------------
                                   Title: Authorized Signatory

                                   ML CBO IV (CAYMAN) LTD.

                                   By: Protective Asset Management Company,
                                       as Collateral Manager

                                   By   /s/ James Dondero
                                       ------------------------------
                                   Title: President

                                   OCTAGON CREDIT INVESTORS LOAN
                                   PORTFOLIO [A UNIT OF THE CHASE
                                   MANHATTAN BANK]

                                   By
                                     --------------------------------
                                    Title:

                                   PRIME INCOME TRUST
                                   By /s/ Rafael Scolari
                                      -------------------------------
                                   Title: SVP Portfolio Manager

                                   SENIOR HIGH INCOME PORTFOLIO, INC.
                                   By /s/ Anthony R. Clemente
                                      -------------------------------
                                   Title: Authorized Signatory

                                   THE ING CAPITAL SENIOR SECURED
                                   HIGH INCOME FUND, L.P.
                                   By:   ING CAPITAL ADVISORS, INC.,
                                         as Investment Advisor
                                   By /s/ Kathleen A. Lenarcic
                                      -------------------------------
                                   Title: Vice President and Portfolio Manager

                                   ROYALTON COMPANY
                                   By:  Pacific Investment Management
                                          Company, as its Investment Advisor

                                   By /s/ Raymond Kennedy
                                     --------------------------------
                                   Title: Vice President

                    ACKNOWLEDGEMENT AND AGREEMENT

      Alpine hereby acknowledges and agrees to the provisions of the Term Loan Agreement, after giving effect to this Amendment, and hereby agrees for the benefit of the Banks that all extensions of credit pursuant thereto shall be fully entitled to the benefits of (and shall be fully guaranteed and secured pursuant to the provisions of) the Alpine Guaranty and the Alpine Pledge Agreement.


                                        THE ALPINE GROUP, INC.
                                        By: /s/ Stewart H. Wahrsager
                                           --------------------------
                                        Title: Senior Vice President,
                                          General Counsel and Secretary

                                                                    SCHEDULE I


Holdings' Fiscal Quarter
Ending Closest to the Last
Day In                                            Amount
---------------------------                       -----------
April, 1998                                       $4,750,000
July, 1998                                        $4,250,000
October, 1998                                     $3,500,000
January, 1999                                     $3,000,000
April, 1999                                       $3,750,000
July, 1999                                        $2,750,000
October, 1999                                     $1,750,000
January, 2000                                     $1,000,000
April, 2000                                       $  500,000
October, 2000                                     $  250,000
